Exhibit 99.1

Finance of America Announces Exchange Offer Support Agreement with Unsecured Corporate Noteholders

Plano, Texas - June 25, 2024: Finance of America Companies Inc. (“Finance of America” or the “Company”) (NYSE: FOA), a leading provider of home equity-based financing solutions for a modern retirement, today announced that certain of its direct and indirect subsidiaries, including Finance of America Funding LLC (“FOA Funding”), entered into an agreement (the “Exchange Offer Support Agreement”) with certain holders representing approximately 71.1% of FOA Funding’s outstanding unsecured Senior Notes due 2025 (the “2025 Unsecured Notes”) to support and participate in an exchange of any and all of the outstanding 2025 Unsecured Notes for (i) up to $200 million aggregate principal amount of Senior Secured First Lien notes due 2026, subject to certain extensions, and (ii) up to $150 million aggregate principal amount of Exchangeable Senior First Lien Notes due 2029. More information about the Exchange Offer Support Agreement is available in a Current Report on Form 8-K filed by Finance of America on June 25, 2024, with the Securities and Exchange Commission.

Additionally, on June 24, 2024, the Libman Parties (as defined in the indenture governing the 2025 Unsecured Notes) notified the Company that they also intend to participate in the foregoing transactions. As a result, the total amount of holders of 2025 Unsecured Notes intending to participate in such transactions represent ownership of approximately 93.1% of the aggregate principal amount of the 2025 Unsecured Notes.

The announcement marks another significant step to improve the Company’s capital structure and achieve sustainable growth and profitability.

Simpson Thacher & Bartlett LLP served as counsel and Houlihan Lokey Capital, Inc. served as financial advisor to the Company and its subsidiaries.

This communication is not intended to and does not constitute an offer to sell, buy or subscribe for any securities or otherwise, nor shall there be any sale, issuance, or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

About Finance of America

Finance of America (NYSE: FOA) is a modern retirement solutions platform that provides customers with access to an innovative range of retirement offerings centered on the home. In addition, FOA offers capital markets and portfolio management capabilities primarily to optimize the distribution of its originated loans to investors. FOA is headquartered in Plano, Texas.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These statements include, but are not limited to, statements related to the transactions described above, including the Company’s ability to complete the transactions described above on commercially acceptable terms, on the timeline contemplated or at all, the Company’s ability to realize the intended benefits of the transactions described above. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “budgets,” “forecasts,” “anticipates,” or the negative version of these words or other comparable words. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. All subsequent written and oral forward-looking statements concerning the Company or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. A number of important factors exist that could cause future results to differ materially from historical performance and these forward-looking statements. New factors emerge from time to time, and it is not possible for the Company’s management to predict all such factors or to assess the effect of each such new factor on its business. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and any of these statements included herein may prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements, or the Company’s objectives and plans will be achieved. Please refer to “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024, for further information on these and other risk factors affecting the Company, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

Contacts

For Finance of America Media: pr@financeofamerica.com
For Finance of America Investor Relations: ir@financeofamerica.com